Exhibit 99.1

OptimizeRx Goes Global via Strategic Partnership with London-based Patient
Connect; Expands Digital Messages to International Point-of-Care

ROCHESTER, Mich., (May 14, 2018) — OptimizeRx Corp. (OTCQB: OPRX), one of the nation’s leading providers of digital health messaging for the pharmaceutical industry, has partnered with Patient Connect, an international provider of patient support and engagement through digital, to deliver real-time messaging at point-of-care across Europe.

William Febbo, CEO of OptimizeRx, commented: “Our strategic alliance with Patient Connect has the potential to expand distribution of OptimizeRx’s digital health messaging for clients to millions of healthcare professionals (HCPs) and patients through Patient Connect’s international pharmacy and EHR networks. In addition, Patient Connect’s European clients will now have the opportunity to take advantage of OptimizeRx’s premier EHR network services in the U.S.”

Patient Connect has reach to approximately 450 million patients through its global pharmacy network partners that provide coverage of 50% or more of all dispensed retail scripts in key markets. Grace Lomax, MD, co-founder of Patient Connect, commented: “OptimizeRx clients will now have the ability to deliver highly targeted, digital health messages at pharmacy counters around the globe and gain valuable patient insights from pharmacy data. In addition, OptimizeRx can benefit from Patient Connect’s robust multi-country EHR/physician network in key European markets, which extends their digital messaging reach in this important audience.”

Febbo added: “Increasingly, pharma brand franchises are being managed on a global basis. By virtue of our partnership with Patient Connect, we can now better meet the needs of these global clients. We can satisfy their targeted HCP and patient communication priorities in the U.S. or Europe, as well as at the point-of-prescribing and point-of-dispensing. This will be a winning strategy for expanding our channels, client base, and capabilities.”

About Patient Connect

Patient Connect is an international company specializing in patient support and engagement via digital messaging in pharmacy and physician offices. Through the pharmacy channel we drive measurably improved patient adherence, support adjunctive therapy, facilitate patient choice, contribute to real world evidence (RWE) through primary research and match patients to clinical studies or support programs. Our physician channel supports HCP decision-making and actions within the natural workflow of a prescribing cycle, including patient selection, Rx choice and facilitation of primary compliance. Since 2004, we have supported and empowered patients, across numerous therapeutic areas, encouraging them to make better decisions about their health. For more information, visit www.patientconnect.co.uk.

About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact for OptimizeRx:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team